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                                                                    Exhibit 99.1



NEWS FROM:                                   STEWART & STEVENSON
                                             CORPORATE HEADQUARTERS
            [STEWART & STEVENSON LOGO]       P.O. BOX 1637
                                             HOUSTON, TX 77251-1637

                                   Client:   Stewart & Stevenson Services, Inc.

                                  Contact:   David Stewart, Treasurer
                                             Stewart & Stevenson Services, Inc.
                                             713-868-7700
FOR IMMEDIATE RELEASE
                                             Ken Dennard / kdennard@easterly.com
                                             Lisa Elliott / lisae@easterly.com
                                             Easterly Investor Relations
                                             713-529-6600


                     STEWART & STEVENSON ANNOUNCES DIVIDEND


HOUSTON - JUNE 13, 2002 - STEWART & STEVENSON SERVICES, INC. (NASDAQ:SSSS), a leading manufacturer, distributor and provider of service for industrial and energy related equipment, and a manufacturer of medium tactical vehicles for the U.S. Army, announced that in its meeting of June 11, 2002 the Board of Directors declared a quarterly cash dividend of $.085 a share payable on August 9, 2002 to shareholders of record on July 31, 2002.


                                 Stewart & Stevenson Services, Inc., founded in
                                 1902, is a billion-dollar company that
                                 manufactures, distributes, and provides service
                                 for a wide range of industrial products and
 [STEWART & STEVENSON LOGO]      diesel-powered equipment to key industries
                                 worldwide, including petroleum, power
                                 generation, defense, airline, marine and transportation. For more information on Stewart
                                 & Stevenson visit WWW.SSSS.COM.



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